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                                                                       EXHIBIT 2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 1, 2001, included in this Annual Report of the Atlantic American Corporation 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2000, into the Plan's previously filed Registration Statement No. 333-89891.


/s/ Arthur Andersen LLP


Atlanta, Georgia
June 25, 2001